                                                                  EXECUTION COPY


                     AMENDMENT, CONSENT AND ACKNOWLEDGMENT


              AMENDMENT, CONSENT AND ACKNOWLEDGMENT, dated as of February 24, 1997 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of October 30, 1996 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PRIMECO INC., a Texas corporation, the several lenders from time to time parties thereto (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as collateral agent for the Lenders (the "Collateral Agent").


                              W I T N E S S E T H:


              WHEREAS, the Company, the Lenders, the Administrative Agent and the Collateral Agent are parties to the Credit Agreement;

              WHEREAS, the Company has requested that the Administrative Agent and the Collateral Agent, with the consent of requisite Lenders, (i) amend certain provisions of the Credit Agreement and (ii) consent to and acknowledge the Merger (as defined below).

              WHEREAS, the Administrative Agent, with the consent of requisite Lenders and the Collateral Agent, is agreeable to the requested amendments, consents and acknowledgements, but only on the terms and subject to the conditions set forth herein;

              NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

              1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.

              2. Amendments to Subsection 1.1. (a) The following definitions are hereby added to subsection 1.1 of the Credit Agreement in their proper alphabetical order:

              "'Amendment, Consent and Acknowledgment': the Amendment, Consent and Acknowledgment, dated as of February 24, 1997, to this Agreement."

              "'Merger': the merger of Primeco Inc. into Prime Service, Inc., with the surviving corporation being Prime Service, Inc."

              (b) The following definitions in subsection 1.1 of the Credit Agreement are hereby amended to read in their respective entireties as follows:

              "'Change of Control': shall be considered to have occurred if any Person (other than INVESTCORP S.A., any of its Affiliates or Subsidiaries, any Person that is a member of the senior management of the Company, any entity the majority of the equity ownership interests of which is owned by such senior management of the Company or any Person acting in the capacity of an underwriter), whether singly or in concert with one or more Persons, shall, directly or indirectly, have acquired, or acquire the power to vote or direct the voting of, 25% or more, on a fully diluted basis, of the outstanding common stock of the Company."

              "'Company': prior to the Merger, the Company shall be Primeco Inc., a Texas corporation, and after the Merger, shall be Prime Service, Inc., a Delaware corporation."

              "'Credit Parties': the collective reference to the Company and each Subsidiary of the Company from time to time party to a Guarantee."

              "'Excess Cash Flow': for any fiscal year of the Company, commencing with the fiscal year ending on December 31, 1996, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year plus (ii) the book value of all property sold (other than pursuant to eminent domain or condemnation proceedings) by the Company and its Subsidiaries during such fiscal year over (b) the sum, without duplication, of
              (i) the aggregate amount actually paid by the Company and its Subsidiaries in cash during such fiscal year on account of capital expenditures (other than capital expenditures made with the proceeds of eminent domain or condemnation proceedings to the extent such proceeds are not included in the determination of EBITDA for such fiscal year), (ii) the aggregate amount of payments of principal in respect of any Indebtedness during such fiscal year (other than any such payments of principal (x) from the Net Proceeds of the IPO, (y) pursuant to subsection 4.4(b)(iii) or (z) in respect of any revolving credit facility to the extent that there is not an equivalent reduction in such facility), (iii) increases in working capital (calculated as Consolidated Current Assets at the end of such fiscal year minus Consolidated Current Liabilities as at the end of such fiscal year) of the Company and its Subsidiaries for such fiscal year (excluding any increase in cash or Cash Equivalents above an increase deemed in good faith by the Company to be necessary or desirable for the operation of the business of the Company and its Subsidiaries), (iv) cash interest expense (including fees paid in connection with Letters of Credit and surety bonds) of the Company, (v) the amount of dividends actually paid in cash by the Company during such fiscal year as permitted by subsection 8.11(c)(ii), (vi) the amount of taxes actually paid in cash by the Company and its Subsidiaries for such fiscal year either during such fiscal year or within a normal payment period thereof, (vii) the amount of cash actually paid to repurchase Capital Stock of the Company pursuant to subsection 8.11(c)(i), and (viii) to the extent added to consolidated net income of the Company and its Subsidiaries in calculating Consolidated EBITDA for such fiscal year, the net cost of Interest Rate Agreements, franchise taxes and management fees."

              "'Guarantees': any guarantee which may from time to time be executed and delivered by a Subsidiary of the Company pursuant to subsection 8.6(b)."

              "'Holdings': Prime Service, Inc., a Delaware corporation, as it existed prior to the Merger."

              "'Holdings Guarantee': the Holdings Guarantee, substantially in the form of Exhibit F, to be made by Holdings in favor of the Collateral Agent for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time. As provided for in the Amendment, Consent and Acknowledgment, in connection with, and effective upon, the Merger, the Holdings Guarantee has been terminated."

              "'Holdings Pledge Agreement': the Pledge Agreement, substantially in the form of Exhibit G, to be made by Holdings in favor of the Collateral Agent for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time. As provided for in the Amendment, Consent and Acknowledgment, in connection with, and effective upon, the Merger, the Holdings Pledge Agreement has been terminated."

              "'Pledge Agreements': any pledge agreement from time to time executed and delivered by the Company providing for the pledge of the Capital Stock of any Subsidiary pursuant to subsection 8.6(b)."

              3. Amendment to Subsection 5.2. Subsection 5.2 of the Credit Agreement is hereby amended by deleting the existing subsection 5.2 in its entirety and inserting in lieu thereof the following new subsection 5.2:

                     No Change.  Since June 30, 1996 (before and after giving
              effect to the transactions described in subsection 5.1(c)) (a) there has been no change and, (as of the Effective Date only) no development or event involving a prospective change, which has had or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of Primeco Inc. (prior to the Merger) or Prime Service, Inc. (after the Merger) nor has any such Capital Stock been redeemed, retired, repurchased or otherwise acquired for value by Primeco Inc. (prior to the Merger) or Prime Service, Inc. (after the Merger) or any of their Subsidiaries, except as permitted by subsection 8.11.

              4. Amendment to Subsection 8.11. Subsection 8.11(c) of the Credit Agreement is hereby amended by deleting the existing subsection 8.11(c) in its entirety and inserting in lieu thereof the following new subsection 8.11(c):

              "(c)  the Company may pay dividends or make other distributions:

                       (i) to repurchase Capital Stock of the Company owned by former employees of the Company or its Subsidiaries or their assigns, estates and heirs, provided that, the aggregate amount paid pursuant to this clause (i) (including any amount paid by Holdings prior to the Merger but since the Effective Date) shall not, in the aggregate, exceed the sum of $4,000,000 plus any amounts received by the Company (including any amount received by Holdings prior to the Merger but since the Effective Date) as a result of resales of such repurchased shares of Capital Stock; and

                      (ii) so long as, after giving effect thereto, no Default or Event of Default has occurred and is continuing, the Company may pay cash dividends, provided that, after giving effect to such cash dividends, the aggregate amount of payments by the Company of cash dividends pursuant to this clause (ii) in respect of its common stock made on and after the Effective Date shall not exceed 25% of consolidated net income of the Company for the period commencing with the fiscal quarter commencing immediately prior to the Effective Date through the fiscal quarter ending immediately prior to the date of proposed payment of such dividend, but in no event more than $3,000,000 in any fiscal year pursuant to this clause (ii)."

              5. Amendments to Section 9. (a) Section 9(c) of the Credit Agreement is hereby amended by deleting the existing Section 9(c) in its entirety and inserting in lieu thereof the following new Section 9(c):

                     "(c)  The Company shall default in the observance or
              performance of any agreement contained in subsection 7.7(a), 7.9 or Section 8 of this Agreement or the Company shall default in the observance or performance of any agreement contained in subsections 3(a), (h) through (k) and (o) of the Company Security Agreement or, with respect to any Subsidiary which becomes a Credit Party after the Closing Date, the Company or such Subsidiary shall default in the observance or performance of the corresponding provisions of the pledge agreement, guarantee and security agreement to which it is a party; or"

              (b)  Section 9(f) is hereby amended by deleting the existing
Section 9(f) in its entirety and inserting in lieu thereof the following new
Section 9(f):

                     "(f)  (i) The Company or any of its Subsidiaries shall
              commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or
              (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or"

              6. Amendment to Subsection 11.2. Subsection 11.2 is hereby amended as follows:

                     The Company:          Prime Service, Inc.
                                           16225 Park Ten Place, Suite 200
                                           Houston, Texas 77084
                                           Attention: Chief Financial Officer
                                                      General Counsel
                                           Telecopy: (281) 647-5135

                     With a copy to:       Gibson, Dunn & Crutcher LLP
                                           200 Park Avenue
                                           New York, New York 10166
                                           Attention: Janet Vance, Esq.
                                           Telecopy: (212) 351-4035

              7. Amendment to Subsection 11.6. Subsection 11.6(b) is hereby amended by deleting the existing subsection 11.6(b) in its entirety and inserting in lieu thereof the following new subsection 11.6(b):

                            "(b)  Any Lender may, in the ordinary course of its
              commercial banking or lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any participating interest in the Letters of Credit of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Company, the Administrative Agent and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 11.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 3.10, 4.11 and 4.12 with respect to its participation in the Letters of Credit and in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such Participant, or any right to instruct such Lender with respect to voting hereunder, only with respect to matters requiring the consent of either all of the Lenders hereunder or all of the Lenders holding the relevant Term Loans or Revolving Credit Commitments subject to such participation."

              8. Consent to and Acknowledgment of the Merger. (a) The Administrative Agent, the Collateral Agent and the Lenders parties hereto hereby consent (i) to the Merger and (ii) to any amendment, modification or supplement to the indenture for the Subordinated Debt to permit the Merger, to provide for an assumption of the Subordinated Debt by Prime Service, Inc. and to effect modifications incidental thereto.

              (b) Prime Service, Inc. hereby assumes, and agrees to duly perform, all of the obligations, covenants, duties and agreements of the Company under the Credit Agreement and the other Credit Documents to which the Company is a party, effective upon the Merger. Each of the parties hereto acknowledges and agrees (i) that Prime Service, Inc. shall be and is the Company for all purposes of the Credit Documents, effective upon the Merger,
(ii) that in
connection with, and effective upon, the Merger, Prime Service, Inc. shall be released from its obligations, covenants, duties and agreements under the Holdings Guarantee and Holdings Pledge Agreement and the Holdings Guarantee and Holdings Pledge Agreement shall be terminated and (iii) that, as a result of the Merger, the capital stock of the "Company" shall not be subject to a lien under the Pledge Agreements. The Company and Holdings hereby agree that they will take such actions as may be reasonably requested by the Administrative Agent with respect to the Collateral in connection with the Merger, including the preparation, execution, delivery and filing or recording of appropriate UCC financing statements or amendments thereto and mortgage instruments and the obtaining of appropriate title policy endorsements.

              9. Effectiveness. The amendments, consents and acknowledgments provided for in this Amendment shall become effective as of the date of the Merger, provided that, the Administrative Agent shall have received counterparts hereof duly executed by the Company, Administrative Agent, Collateral Agent and requisite Lenders. The Administrative Agent shall be furnished with a copy of the certificate of merger.

              10. Representations and Warranties. The Company hereby represents and warrants that the representations and warranties contained in the Credit Agreement (except those which expressly speak as of a certain date) will be, after giving effect to this Amendment, true and correct in all material respects, as if made on and as of the date hereof.

              11. Continuing Effect of Credit Agreement. This Amendment shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Administrative Agent and/or the Lenders. Except as amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

              12. Counterparts. This Amendment may be executed in counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument.

              13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

              14. Expenses. The Company agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this
Amendment, including, without limitation, the fees and disbursements of counsel to the Administrative Agent.
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                                                                               8




              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.


                                          PRIMECO INC.


                                          By: /s/ THOMAS E. BENNETT
                                             ------------------------------
                                              Title: President



                                          PRIME SERVICE, INC.


                                          By: /s/ THOMAS E. BENNETT
                                             ------------------------------
                                              Title: President



                                          THE CHASE MANHATTAN BANK, as
                                          Administrative Agent and a Lender


                                          By: /s/ WILLIAM J. CAGGIANO
                                             ------------------------------
                                              Title: Managing Director



                                          THE CIT GROUP/BUSINESS CREDIT, INC.,
                                          as Collateral Agent and a Lender


                                          By: /s/ EDWARD A. JESSER
                                             ------------------------------
                                              Title: Vice President

                                          BANK OF TOKYO MITSUBISHI TRUST
                                          COMPANY


                                          By: /s/ PAUL P. MALECKI
                                             ------------------------------
                                              Title: Vice President



                                          BANKERS TRUST COMPANY


                                          By: /s/ GINA S. THOMPSON
                                             ------------------------------
                                              Title: Vice President



                                          CAPTIVA FINANCE LTD.


                                          By: /s/
                                             ------------------------------
                                              Title: Director



                                          CERES FINANCE LTD.


                                          By: /s/
                                             ------------------------------
                                              Title: Director



                                          CRESCENT/MACH I PARTNERS, L.P.

                                          By: TCW ASSET MANAGEMENT COMPANY

                                          Its Investment Manager


                                          By: /s/
                                             ------------------------------
                                              Title: Vice President

                                          THE FIRST NATIONAL BANK OF BOSTON


                                          By: /s/
                                             ------------------------------
                                              Title: Vice President



                                          FIRST UNION NATIONAL BANK OF
                                          NORTH CAROLINA


                                          By: /s/
                                             ------------------------------
                                              Title: Vice President/Director


                                          By:
                                             ------------------------------
                                              Title:



                                          FLEET BANK, N.A.


                                          By: /s/
                                             ------------------------------
                                              Title: Assistant Vice President



                                          HELLER FINANCIAL, INC.


                                          By: /s/  Tara Hopkins
                                             ------------------------------
                                              Title: Assistant Vice President



                                          THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LIMITED, NEW YORK BRANCH


                                          By: /s/
                                             ------------------------------
                                              Title: Deputy General Manager

                                          MERRILL LYNCH PRIME RATE PORTFOLIO

                                          BY:    MERRILL LYNCH ASSET
                                                 MANAGEMENT, L.P., as
                                                 Investment Advisor


                                          By: /s/ GILES MARCHAND
                                             ------------------------------
                                              Title: Authorized Signatory



                                          MERRILL LYNCH SENIOR FLOATING RATE
                                          FUND, INC.


                                          By: /s/ GILES MARCHAND
                                             ------------------------------
                                              Title: Authorized Signatory



                                          PARIBAS CAPITAL FUNDING LLC


                                          By:
                                             ------------------------------
                                              Title:



                                          RESTRUCTURED OBLIGATIONS BACKED BY
                                          SENIOR ASSETS B.V.


                                          By: Chancellor LGT Senior Secured
                                              Management, Inc. as
                                              Portfolio Advisor


                                          By: /s/ REGINALD J. WOODARD
                                             ------------------------------
                                              Title: Assistant Vice President


                                          By:
                                             ------------------------------
                                              Title:

                                          THE SUMITOMO BANK, LIMITED


                                          By: /s/ JOHN J. O'NEILL
                                             ----------------------------------
                                              Title: Vice President and Manager


                                          By: /s/
                                             ----------------------------------
                                              Title: Vice President



                                          VAN KAMPEN AMERICAN CAPITAL PRIME
                                          RATE INCOME TRUST


                                          By: /s/ JEFFREY W. MAILLET
                                             ----------------------------------
                                              Title: Senior Vice President
                                                     and Director